Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Forms S-8 (Nos. 333-125253, 333-69174 and 333-69168) of Point.360 and subsidiaries of our report dated February 28, 2007, appearing in this Annual Report on Form 10-K of Point.360 and subsidiary for the three years ended December 31, 2006.

Singer Lewak Greenbaum & Goldstein LLP (signed)
February 28, 2007